Exhibit 23.5

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022 and 333-13384) of Royal Dutch Petroleum Company of our report dated March 5, 2003, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2002 Annual Report on Form 20-F.

KPMG Accountants N.V.

KPMG Accountants N.V.,

The Hague

PricewaterhouseCoopers LLP

PricewaterhouseCoopers
LLP, London

March 31, 2003